Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-32296 on Form S-8 of Rent-A-Center, Inc. our report dated June 22, 2018 appearing in this Annual Report on Form 11-K of Rent-A-Center, Inc. 401(k) Retirement Savings Plan for the years ended December 31, 2017 and 2016.

/s/ CliftonLarsonAllen LLP
Minneapolis, Minnesota
June 22, 2018